EXHIBIT 23.3




                               Consent of Attorney


Sitestar Corporation
16133 Ventura Boulevard
Suite 635
Encino, California 91436



RE: Form SB-2 of Sitestar Corporation filed with the Securities and Exchange Commission on or about June 20, 2000 ("Form SB-2").

Gentlemen,

     The undersigned hereby consents to the use of its name in the Form 10-SB under the heading "Legal Matters".


Sincerely,


/s/ Troop Steuber Pasich Reddick & Tobey, LLP.
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2029 Century Park East
24th Floor
Los Angeles, California  90067-3010